Exhibit 99.1

News Release

Independent Bank Corporation

                                                                                                                   230 West Main Street

                                                                                                                                Ionia, MI 48846

                                                                                                                                616.527.9450

For Release:        Immediately

Contact:                Robert Shuster, Chief Financial Officer, 616.522.1765

INDEPENDENT BANK CORPORATION

SHAREHOLDERS APPROVE PROPOSALS

IONIA, Mich., Jan. 29, 2010 — Independent Bank Corporation (Nasdaq: IBCP), a Michigan-based community bank (the "Corporation"), announced that its shareholders voted today to approve three separate proposals submitted for shareholder approval at a special meeting of shareholders.  The three proposals that were approved were:

a proposal to amend the Corporation’s Articles of Incorporation to increase the number of shares of common stock the Corporation is authorized to issue from 60 million to 500 million shares;

a proposal to issue shares of the Corporation's common stock in exchange for certain outstanding trust preferred securities and in exchange for certain outstanding shares of the Corporation's preferred stock; and

a proposal to implement a stock option exchange program under which eligible employees would be able to exchange certain out-of-the-money options for a fewer number of new options in a value-for-value exchange.

More detail regarding all three proposals approved can be found in the definitive proxy statement filed by the Corporation with the Securities and Exchange Commission (SEC) on Dec. 18, 2009.

This press release is not an offer to sell, purchase, or exchange any securities nor is it a solicitation of acceptance of any offer to sell, purchase, or exchange any securities.

The Corporation has not yet commenced the stock option exchange program approved by the shareholders. The Corporation will provide holders of eligible options with written materials explaining the precise terms and timing of the stock option exchange program.  Persons who are eligible to participate in the stock option exchange program should read these written materials carefully when they become available because they will contain important information about the stock option exchange program. When filed, persons can obtain the tender offer statement and other filed documents for free by visiting the SEC's Web site at www.sec.gov or by visiting the Investor Relations tab of the Corporation's Web site at www.IndependentBank.com.

The Corporation has filed a registration statement (including a preliminary prospectus and related exchange offer materials) with the SEC in connection with an offer it intends to make to issue its common stock in exchange for certain of its outstanding trust preferred securities. This registration statement has not yet become effective.  Before any person decides whether to participate in such exchange offer (if and when it is commenced by the Corporation), the preliminary prospectus in that registration statement and the other documents the Corporation has filed with the SEC and may file with the SEC prior to commencement of the exchange offer should be read for more complete information about the Corporation and the exchange offer. You may obtain these documents for free by visiting the SEC's Web site at www.sec.gov or by visiting the Investor Relations tab of the Corporation's Web site at www.IndependentBank.com.

About Independent Bank Corporation

Independent Bank Corporation (Nasdaq Symbol: IBCP) is a Michigan-based bank holding company with total assets of approximately $3 billion.  Founded as First National Bank of Ionia in 1864, Independent Bank Corporation now operates over 100 offices across Michigan’s Lower Peninsula through one state-chartered bank subsidiary.  This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and title services.  Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.

For more information, please visit our Web site at:  IndependentBank.com

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Independent Bank Corporation's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Independent Bank Corporation's management for future or past operations, products or services, and forecasts of the Company's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, and estimates of credit quality trends. Such statements reflect the view of Independent Bank Corporation's management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in Independent Bank Corporation's plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are the ability of the Company to be successful in connection with any capital raising initiatives it may pursue, the incurrence of loan losses in excess of the amounts currently reserved by the Company for such losses, regulatory actions that may be taken by federal and/or state bank regulators, the ability of the Michigan economy to recover and the pace of such recovery, changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in industries where the Company has a concentration of loans, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. Independent Bank Corporation does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Independent Bank Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.